                                                                  EXECUTION COPY

                             AMES TRUE TEMPER, INC.

                                 ATT HOLDING CO.

                                  $150,000,000

                       Senior Floating Rate Notes due 2012

                               PURCHASE AGREEMENT

                             dated January 11, 2005

                         BANC OF AMERICA SECURITIES LLC
                         CREDIT SUISSE FIRST BOSTON LLC

                               PURCHASE AGREEMENT

January 11, 2005

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
     As Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

         Introductory. Ames True Temper, Inc., a Delaware corporation (the
"Company"), proposes to issue and sell to the several initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of $150,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due 2012 (the
"Notes"). Banc of America Securities LLC and Credit Suisse First Boston LLC have agreed to act as the several Initial Purchasers in connection with the offering and sales of the Notes.

         The Notes will be issued pursuant to an indenture, dated as of January
14, 2005 (the "Indenture"), between the Company, the Guarantor (as defined below) and The Bank of New York, as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The
Depository Trust Company (the "Depositary") pursuant to a Blanket Letter of
Representations, dated June 25, 2004, between the Company and the Depositary
(the "Blanket Letter of Representations") and the riders thereto (the "Riders,"
and together with the Blanket Letter of Representations, the "DTC Agreement").

         The holders of the Notes will be entitled to the benefits of a registration rights agreement, dated as of January 14, 2005 (the "Registration
Rights Agreement"), among the Company, the Guarantor and the Initial Purchasers, substantially in the form of Exhibit B hereto, pursuant to which the Company and the Guarantor will agree to file, within 90 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities
(as defined below) under the Securities Act of 1933, as amended (the "Securities
Act", which term, as used herein, includes the rules and regulations of the
Securities and Exchange Commission (the "Commission") promulgated thereunder).
Pursuant to the Registration Rights Agreement, each

of the Company and the Guarantor will agree to file with the Commission, under the circumstances set forth therein, a registration statement under the
Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to
Rule 415 of the Securities Act relating to the resale by certain holders of the
Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

         The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by ATT
Holding Co., a Delaware corporation, the direct parent corporation of the
Company and its respective successors and assigns (the "Guarantor"), pursuant to the Notation of Guarantee, dated as of January 14, 2005 (the "Guarantee"). The
Notes and the Guarantee attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantee attached thereto are herein collectively referred to as the "Exchange Securities".

         The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial
Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the
Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S")
thereunder).

         The Company has prepared and delivered to each Initial Purchaser a
Preliminary Offering Memorandum, dated January 7, 2005 (the "Preliminary
Offering Memorandum"), and has prepared and will deliver to each Initial
Purchaser copies of the Offering Memorandum, dated January 11, 2005, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated January
11, 2005, including amendments or supplements thereto and any exhibits thereto, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering
Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the
Company prior to the completion of the distribution of the Securities.

         The Company and the Guarantor hereby confirms their agreement with the
Initial Purchasers as follows:

                                       2

         SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

         (a) No Registration Required. Subject to compliance by the Initial
Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial
Purchasers and to each Subsequent Purchaser in the manner contemplated by this
Agreement and the Offering Memorandum to register the Securities under the
Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         (b) No Integration of Offerings or General Solicitation. Neither the
Company nor the Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the
Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantor, their respective affiliates, as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the
Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those
Securities sold in reliance upon Regulation S, (i) none of the Company, the
Guarantor, their respective Affiliates or any person acting on their behalf
(other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the
Guarantor and their respective Affiliates and any person acting on their behalf
(other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

         (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended (the "Exchange Act, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

         (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any
Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the
Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. The

                                       3

Company has not distributed and will not distribute, prior to the later of the
Closing Date and the completion of the Initial Purchasers' distribution of the
Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering
Memorandum.

         (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (f) The Registration Rights Agreement. On the Closing Date, the
Registration Rights Agreement will be duly authorized, executed and delivered by, and (assuming due authorization, execution and delivery thereof by the
Initial Purchasers) will be a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

         (g) The DTC Agreement. On or before the Closing Date, the Blanket
Letter of Representations will be duly authorized, executed and delivered by, and the Riders will be duly authorized and delivered by, and (assuming the due authorization, execution (as applicable) and delivery thereof by the Depositary)
will be a valid and binding agreement of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (h) Authorization of the Securities and the Exchange Securities. The
Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms and will be entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the
Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity. The Guarantee of the Notes are and, when issued, the Exchange Notes will be in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture

                                       4

and, at the Closing Date with respect to the Guarantee of the Notes and when issued, with respect to the Guarantee of the Exchange Notes, will have been duly executed by the Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the
Guarantor, enforceable in accordance with their terms and will be entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the
Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (j) Description of the Securities and the Indenture. The Notes, the
Exchange Notes, the Guarantee of the Notes and the Guarantee of the Exchange
Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

         (k) No Material Adverse Change. Except as otherwise disclosed in the
Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material
Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (l) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

         (m) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering
Memorandum present fairly, in all material respects, the consolidated financial position of the Guarantor, the Company and their subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods

                                       5

specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical and as adjusted financial data set forth in the Offering Memorandum under the captions "Offering
Memorandum Summary - Summary Consolidated Financial Data" and "Selected
Consolidated Financial Data" are presented on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.

         (n) Compliance with Sarbanes-Oxley Act of 2002. The Company and its officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that, with respect to the
Company, are effective as of the date hereof.

         (o) Incorporation and Good Standing of the Company, the Guarantor and
their Subsidiaries. Each of the Company, the Guarantor and their subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantor, to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement,
the Securities, the Exchange Securities and the Indenture, as applicable. Each of the Company, the Guarantor and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse
Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own a majority of the equity of, or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B hereto.

         (p) Capitalization and Other Capital Stock Matters. At September 25,
2004, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto and the application of the net proceeds from the sale of the Securities in the manner described under the caption "Use of Proceeds" in the Offering Memorandum, the Guarantor would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering
Memorandum). All of the outstanding shares of the Company's common stock, $1.00 par value per share (the "Common Stock") and capital stock, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws, as of the date hereof is owned and upon consummation of the issuance and sale of the
Securities, will be owned by the Guarantor, directly, except as described in the
Offering Memorandum, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There

                                       6

are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the
Company or any of its subsidiaries other than those accurately described in the
Offering Memorandum. The Guarantor does not own a majority of the equity of, or control, directly or indirectly, any corporation, association or other entity other than the Company and the subsidiaries listed on Schedule B hereto.

         (q) Non-Contravention of Existing Instruments; No Further
Authorizations or Approvals Required. Neither the Company, the Guarantor nor any
of their subsidiaries is in violation of its charter or by-laws or is in default
(or, with the giving of notice or lapse of time, would be in default)
("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the
Guarantor or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such
Defaults as would not, individually or in the aggregate, result in a Material
Adverse Change. The Company's and the Guarantor's execution, delivery and performance, as applicable, of this Agreement, the Registration Rights
Agreement, the DTC Agreement and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, the
Guaranty or any of their subsidiaries, (ii) upon the effectiveness of the
Amendment (as defined below), will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing
Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a
Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the
Company, the Guarantor or any of their subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the
Company's or the Guarantor's, as applicable, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement or the
Indenture, or the issuance and delivery of the Securities or the Exchange
Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the
Company or the Guarantor and are in full force and effect under the Securities
Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's and the Guarantor's respective obligations under the Registration Rights Agreement.
As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (r) No Material Actions or Proceedings. Except as described in the
Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the

                                       7

best of the Company's knowledge, threatened (i) against or affecting the
Company, the Guarantor or any of their subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company, the Guarantor, or any of their subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Guarantor or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or to the Company's knowledge, without independent inquiry, with the employees of any principal supplier of the Company, exists or, to the best of the Company's knowledge without having made any inquiry or independent investigation, is threatened or imminent.

         (s) Intellectual Property Rights. Except as otherwise described in the
Offering Memorandum, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights")
reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual
Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (t) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a
Material Adverse Change.

         (u) Title to Properties. Except as otherwise described in the Offering
Memorandum, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering
Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the
Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (v) Tax Law Compliance. The Company, the Guarantor and their subsidiaries have each filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceeding. The
Guarantor

                                       8

has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Guarantor or any of their subsidiaries has not been finally determined.

         (w) Company Not an "Investment Company". The Company is not, and after receipt of payment for the Securities will not be, an "investment company"
within the meaning of Investment Company Act of 1940, as amended.

         (x) Insurance. Each of the Company and its subsidiaries is insured by nationally recognized institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the
Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe (without any independent investigation) that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii)
to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any
subsidiary has been denied any insurance coverage, which it has sought or for which it has applied.

         (y) No Price Stabilization or Manipulation. Neither the Company, the
Guarantor nor any of their affiliates have taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the
Company to facilitate the sale or resale of the Securities.

         (z) Solvency. Each of the Company and the Guarantor is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent"
means, with respect to the Company and the Guarantor on a particular date, that on such date (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay its probable liabilities on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) it does not have unreasonably small capital.

         (aa) No Unlawful Contributions or Other Payments. Neither the Company,
the Guarantor nor any of their subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company, the Guarantor or any of their subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading in any material respect.

         (bb) Accounting System. The Guarantor maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally

                                       9

accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) Compliance with Environmental Laws. Except as otherwise described in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products
(collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively,
"Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is, to the knowledge of the
Company, no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the
Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the
Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (dd) Periodic Review of Costs of Environmental Compliance. In the
ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the
Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the

                                       10

amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (ee) ERISA Compliance. The Company and its subsidiaries and any
"employee benefit plan" (as defined under the Employee Retirement Income
Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any
"employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan"
established or maintained by the Company, its subsidiaries or any of their ERISA
Affiliates, if such "employee benefit plan" were terminated, would have any
"amount of unfunded benefit liabilities" (as defined under ERISA). Neither the
Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan"
established or maintained by the Company, its subsidiaries or any of their ERISA
Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (ff) Regulation S. The Company, the Guarantor and their affiliates and all of their respective persons acting on their behalf (other than the Initial
Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the
40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S.
persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

         Any certificate signed by an officer of the Company or the Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the
Guarantor to each Initial Purchaser as to the matters set forth therein.

         SECTION 2. Purchase, Sale and Delivery of the Securities.

         (a) The Securities. The Company agrees to issue and sell to the several
Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but

                                       11

subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.00% of the principal amount thereof payable on the Closing Date.

         (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue,
New York, New York 10022 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on January 14,
2005, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "Closing
Date"). The Company hereby acknowledges that circumstances under which the
Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the
Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

         (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several
Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this
Agreement is a further condition to the obligations of the Initial Purchasers.

         (d) Delivery of Offering Memorandum to the Initial Purchasers. Not
later than 12:00 p.m. on the second business day following the date of this
Agreement, the Company shall deliver or cause to be delivered copies of the
Offering Memorandum in such quantities and at such places as the Initial
Purchasers shall reasonably request.

         (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial
Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor"
within the meaning of Rule 501 under the Securities Act (an "Accredited
Investor") and (ii) it has complied with and will comply with the procedures applicable to it set forth in Section 7 hereof.

         SECTION 3. Additional Covenants. The Company further covenants and agrees with each Initial Purchaser as follows:

         (a) Initial Purchasers' Review of Proposed Amendments and Supplements.
Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed

                                       12

amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

         (b) Amendments and Supplements to the Offering Memorandum and Other
Securities Act Matters. If, prior to the completion of the placement of the
Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading in any material respect, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof)
and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering
Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading in any material respect or so that the Offering Memorandum, as amended or supplemented, will comply with law.

         The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

         (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering
Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

         (d) Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company and the Guarantor
shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (f) The Depositary. The Company will cooperate with the Initial
Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

                                       13

         (g) Additional Issuer Information. If at any time the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer
Information") satisfying the requirements of subsection (d)(4) of Rule 144A. At any time when the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Sections 13(a) and 15(d)
of the Exchange Act and the rules and regulations adopted by the Commission thereunder.

         (h) Future Agreement Not to Offer or Sell Additional Securities. The
Company, during the period of 90 days following the date of the Offering
Memorandum, will not, without the prior written consent of Banc of America
Securities LLC (which consent may be withheld at the sole discretion of Banc of
America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company that are similar to the Securities or securities exchangeable for or convertible into debt securities of the Company similar to the Securities (other than as contemplated by this Agreement and the
Registration Agreement to register the Exchange Securities).

         (i) Future Reports to the Initial Purchasers. For so long as any
Securities or Exchange Securities remain outstanding, the Company will furnish to Banc of America Securities LLC within the time periods specified in the
Commission's rules and regulations (together with any extensions granted by the
Commission): (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and,
with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form
8-K if the Company were required to file such reports; provided, however, that if the Commission will accept the filings of these reports by the Company or as provided in the last sentence of this Section 3(i), the Company need not furnish such reports. In addition, the Company will furnish to Banc of America
Securities LLC, as soon as available, copies of any report or communication of the Company mailed generally to holders of its publicly traded capital stock or debt securities, including the holders of the Securities. Notwithstanding any of the foregoing, so long as the Guarantor is a guarantor of the Notes, the reports, information and other documents required to be filed and provided as described above will be those of the Guarantor, rather than those of the
Company, so long as such filings would satisfy the Commission's requirements.

         (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial
Purchasers, (ii) the resale of the Securities by the Initial Purchasers to
Subsequent Purchasers or (iii) the

                                       14

resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

         (k) Legended Securities. Each certificate for a Note will bear the legend (or a substantially equivalent legend) contained in "Transfer
Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (l) PORTAL. The Company will use its best efforts to cause such Notes to be eligible for the PORTAL market (the "PORTAL market") of the National
Association of Securities Dealers, Inc. (the "NASD").

         (m) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of McGraw
Hill, Inc. ("S&P"), and Moody's Investor Services, Inc. ("Moody's") to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.

         (n) Administration of Accountant Engagement. In connection with any engagement of an accountant, the Company and the Guarantor shall comply with
Exchange Act Rule 2-01(c)(7).

         Banc of America Securities LLC, on behalf of the several Initial
Purchasers, may, in its sole discretion, waive in writing the performance by the
Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the
Guarantor's respective obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial
Purchasers, (iii) all fees and expenses of the Company's and the Guarantor's counsel, independent public or certified public accountants and other advisors
(other than the Initial Purchasers), (iv) all costs and expenses incurred in connection with the preparation (other than the costs and expenses of counsel to the Initial Purchasers), printing, filing, shipping and distribution of each
Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this
Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement,
the Notes and the Guarantees, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration
of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky
Survey" or memorandum, and any supplements thereto, advising the Initial
Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange
Securities, (vii) any fees payable in connection with the rating of the
Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the

                                       15

Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Securities by DTC for
"book-entry" transfer, and the performance by the Company and the Guarantor of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial
Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 5. Conditions of the Obligations of the Initial Purchasers. The
obligations of the several Initial Purchasers to purchase and pay for the
Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Initial
Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Guarantor, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the
Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 100, 72 and 76 (or any
successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering
Memorandum.

         (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

                  (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

         (c) Opinion of Counsel for the Company and the Guarantor. On the
Closing Date, the Initial Purchasers shall have received the favorable opinion of Schulte Roth & Zabel LLP, counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit A.

         (d) Opinion of Counsel for the Initial Purchasers. On the Closing Date,
the Initial Purchasers shall have received the favorable opinion of Shearman &
Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial
Purchasers.

                                       16

         (e) Officers' Certificate. On the Closing Date, the Initial Purchasers
shall have received a written certificate executed by the Chairman of the Board,
Chief Executive Officer or President of the Company and the Chief Financial
Officer or Chief Accounting Officer of the Company, dated as of the Closing
Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the Closing Date, to their knowledge, after due inquiry, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the
         Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                  (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (f) Bring-down Comfort Letter. On the Closing Date, the Initial
Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Guarantor, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

         (g) DTC Eligibility and PORTAL Listing. At the Closing Date, the Notes
shall have been designated for trading on the PORTAL market and shall be eligible for trading through the Depositary.

         (h) Registration Rights Agreement. The Company and the Guarantor shall have entered into the Registration Rights Agreement and the Initial Purchasers
shall have received executed counterparts thereof.

         (i) Amendment of the Senior Secured Credit Facilities. On or before the
Closing Date, an amendment (the "Amendment") of the Company's Senior Secured
Credit Facilities, as described in the Offering Memorandum, shall be effective and in full force and effect.

         (j) Additional Documents. On or before the Closing Date, the Initial
Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial
Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                                       17

         SECTION 6. Reimbursement of Initial Purchasers' Expenses. If this
Agreement is terminated by the Initial Purchasers pursuant to Section 5 (other than solely as a result of a termination contemplated by Section 16), or if the sale to the Initial Purchasers of the Securities on the Closing Date is not
consummated because of any refusal, inability or failure on the part of the
Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantor jointly and severally agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial
Purchasers, on the one hand, and the Company and the Guarantor, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

         (A) Offers and sales of the Securities will be made only by the Initial
Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or
non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

         (B) The Securities will be offered by approaching prospective
Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

         (C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities
Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the form set forth in the Offering Memorandum under the caption
"Notice to Investors".

         Following the sale of the Securities by the Initial Purchasers to
Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by any Subsequent Purchaser.

         SECTION 8. Indemnification.

         (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the

                                       18

Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the
Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the
Company contained herein; or (iii) in whole or in part upon any failure of the
Company or the Guarantor to perform its obligations hereunder or under law; or
(iv) upon any act or failure to act or any alleged act or failure to act by any
Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under clauses (i) through (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or
any amendment or supplement thereto). The indemnity agreement set forth in this
Section 8 shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each
Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors, officers, employees and each person, if any, who controls the Company within the meaning of the Securities
Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange
Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such

                                       19

untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any
amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering
Memorandum or the Offering Memorandum (or any amendment or supplement thereto)
are the statements set forth in paragraph 9 under the caption "Plan of
Distribution" therein; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one firm of local counsel in an applicable jurisdiction), approved by the indemnifying party (Banc of America
Securities LLC in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time

                                       20

after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless the amount of such fees and expenses is the subject of a good faith dispute. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. Contribution. If the indemnification provided for in Section
8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then (i) each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial
Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the
Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                       21

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers'
obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an
Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange
Act shall have the same rights to contribution as the Company.

         SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading in securities generally on either the
Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, or
Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in
United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities;
(iv) in the judgment of the Initial Purchasers there shall have occurred any
Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section
10 shall be without liability on the part of (i) the Company to any Initial
Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial
Purchaser to the Company, or (iii)

                                       22

any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

         SECTION 11. Representations and Indemnities to Survive Delivery. The
respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or the Guarantor or any of its
or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement; provided, however, that the representations, warranties and other statements of the Company and the
Guarantor, of their respective officers and of the several Initial Purchasers shall not survive if this Agreement is terminated pursuant to Section 5(i) of this Agreement.

         SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Initial Purchasers:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY 10019
         Facsimile:  (212) 847-6441
         Attention:  High Yield Capital Markets

         Credit Suisse First Boston LLC
         Eleven Madison Avenue
         New York, NY 10010
         Facsimile:  (212) 538-4848
         Attention:  High Yield Capital Markets

         with a copy to:

         Shearman & Sterling LLP
         599 Lexington Avenue
         New York, NY 10022
         Facsimile:  (212) 848-7179
         Attention:  Marwan Elaraby

         If to the Company or the Guarantor:

         Ames True Temper, Inc.
         465 Railroad Avenue
         Camp Hill, Pennsylvania 17011
         Facsimile:  (717) 730-2538
         Attention:  Chief Financial Officer

         with a copy to:

                                       23

         Schulte Roth & Zabel LLP
         919 Third Avenue
         New York, New York 10022
         Facsimile:  (212) 593-5955
         Attention:  Michael R. Littenberg

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

         SECTION 14. Partial Unenforceability. The invalidity or
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the
United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of
New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related
Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 16. Default of One or More of the Several Initial Purchasers.
If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the
Closing Date, and the aggregate number of Securities which such defaulting
Initial Purchaser or Initial Purchasers agreed but failed or refused to

                                       24

purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial
Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the
purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering
Memorandum or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such
Initial Purchaser under this Agreement.

         SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                                       25

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                             Very truly yours,

                                             Ames True Temper, Inc.

                                             By: /s/ Judy Schuchart
                                                 -------------------------------
                                                 Name:  Judy Schuchart
                                                 Title: Chief Financial Officer

                                             ATT Holding Co.

                                             By: /s/ Judy Schuchart
                                                 -------------------------------
                                                 Name: Judy Schuchart
                                                 Title: Chief Financial Officer

         The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC

By:  Banc of America Securities LLC

By: /s/ John McCusker
   ---------------------------------
   Name:  John McCusker
   Title: Principal

                                                                   SCHEDULE A

                                                                   AGGREGATE
                                                               PRINCIPAL AMOUNT
                                                               OF SECURITIES TO
INITIAL PURCHASERS                                               BE PURCHASED
------------------                                               ------------
Banc of America Securities LLC ..............................    $ 105,000,000
Credit Suisse First Boston LLC...............................       45,000,000
         Total...............................................    $ 150,000,000

                                  Schedule A-1

                                                                      SCHEDULE B

                           Subsidiaries of the Company
                           ---------------------------

1.   1507395 Ontario Limited, an Ontario corporation
2.   1507396 Ontario Limited, an Ontario corporation
3.   Ames True Temper Properties, Inc., a Michigan corporation
4.   True Temper Limited, an Irish corporation
5.   Garant GP, an Ontario general partnership

                                  Schedule B-1

                                                                       EXHIBIT A

                        SCHULTE ROTH & ZABEL LLP OPINION

                                                              January 14, 2005

Banc of America Securities LLC
Credit Suisse First Boston LLC
c/o Bank of America Securities LLC
9 West 57th Street
New York, New York 10019

             Re:      Ames True Temper, Inc. Senior Floating Rate Notes due 2012
                      ----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for Ames True Temper, Inc., a Delaware corporation (the "Company"), and ATT Holding Co., a Delaware corporation (the
"Guarantor"), in connection with (i) the issuance and sale by the Company of
Senior Floating Rate Notes due 2012 (the "Notes") pursuant to the Purchase
Agreement, dated January 11, 2005 (the "Purchase Agreement"), among the Company, the Guarantor and Banc of America Securities LLC and Credit Suisse First Boston
LLC, as initial purchasers (together, the "Initial Purchasers"), (ii) the execution and delivery by the Company and the Guarantor of (A) the Indenture,
dated as of January 14, 2005 (the "Indenture"), among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), relating to the Notes, and
(B) the Registration Rights Agreement, dated as of January 14, 2005 (the
"Registration Rights Agreement"), among the Company, the Guarantor and the
Initial Purchasers, and (iii) the execution and delivery by the Guarantor of the
Notation of Guarantee, dated as of January 14, 2005 (the "Guarantee"). This opinion letter and statement is being furnished to you pursuant to Section 5(c)
of the Purchase Agreement. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the
Purchase Agreement.

         In connection with the opinions and statement set forth below, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of such records of the Company and the Guarantor, such agreements, instruments, certificates of public officials and certificates of officers of the Company and the Guarantor and others, and such other documents as we have deemed necessary or appropriate.

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

         In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons signing or delivering any instrument, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original of all documents submitted to us as certified or photostatic copies and (v) the authenticity of the originals of such certified, conformed, telecopied or photostatic copies. We also have assumed, in our examination of documents executed by the Company or the
Guarantor, that each of the other parties thereto is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power, corporate or other, to execute and deliver such documents and to perform such party's obligations thereunder, that each such document has been duly authorized, executed and delivered by such party, and that each such document constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms. We also have assumed the due authorization, execution and delivery by the Trustee of the
Indenture and the due authentication and delivery of the Guarantee and the Notes by the Trustee, in accordance with the Indenture. We have relied, without independent investigation, as to factual matters, to the extent we deemed appropriate, on the representations and warranties contained in the Purchase
Agreement and on certificates of public officials and of officers and other representatives of the Company, the Guarantor and others. Insofar as the opinions set forth below relate to performance occurring after the date hereof, we have assumed that (i) there will have been no amendment to the Indenture,
Guarantee, Purchase Agreement, Registration Rights Agreement or Notes, from what is in effect with respect to the foregoing documents as of the date hereof
(collectively, the "Transaction Documents"), or to any constituent document of the Company or the Guarantor, (ii) all laws, statutes, rules, regulations, authorizations, approvals, consents, licenses and other facts and circumstances relevant to such performance will be the same as are in effect or exist on the date hereof and (iii) each party to the Transaction Documents will perform its obligations thereunder in accordance with the respective terms thereof. We express no opinion with respect to any matter, action or performance occurring after the date hereof to the extent not specifically set forth in a Transaction
Document. Any reference in any opinion herein to "our knowledge" and any similar phrase means the actual knowledge of the attorneys of this Firm with primary responsibility for the preparation of the Preliminary Offering Memorandum, the
Offering Memorandum and the Transaction Documents.

         We are attorneys admitted to practice in the State of New York, and the opinions set forth below and any reference herein to statutes, rules or regulations are limited to the laws of the United States of America and the
State of New York, and the General Corporation Law of the State of Delaware, in
each case, as currently in effect and which, in our experience, are normally applicable to the transactions of the type contemplated in the Transaction
Documents, and we do not express any opinion herein concerning any other law.

         Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. Each of the Company and the Guarantor is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to conduct its business as described in the Offering

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

Memorandum. Relying solely on good standing certificates issued by the applicable secretaries of state, the Company is duly qualified to do business as a foreign corporation in the jurisdictions set forth opposite their respective names on Schedule A hereto, in each case as of the dates set forth on such
Schedule.

         2. Each of the Company and the Guarantor has all requisite corporate power and authority to execute and deliver and perform its obligations under the
Indenture, the Notes, the Guarantee, the Exchange Notes and the guarantee of the
Exchange Notes (the "Exchange Note Guarantee").

         3. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

         4. The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantor and constitutes the valid and legally binding obligation of the Company and the Guarantor, enforceable against the
Company and the Guarantor in accordance with its terms.

         5. The Notes and the Exchange Notes are in the form contemplated by the
Indenture. The Notes have been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the
Indenture and enforceable against the Company in accordance with their terms.
The Exchange Notes have been duly and validly authorized by the Company, and when issued in accordance with the terms of the Indenture, the Registration
Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

         6. Each of the Guarantee and the Exchange Note Guarantee are in the
form contemplated by the Indenture. The Guarantee has been duly and validly authorized, executed and delivered by the Guarantor and, when the Notes are authenticated by the Trustee, in accordance with the provisions of the
Indenture, will constitute valid and legally binding obligations of the
Guarantor, entitled to the benefits of the Indenture and enforceable against the
Guarantor in accordance with its terms. The Exchange Note Guarantee has been duly and validly authorized for issuance by the Guarantor, and when authenticated by the Trustee and issued in accordance with the terms of the
Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute the valid and binding obligation of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms.

         7. Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the
Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor and constitutes the valid and legally binding

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.

         8. Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the
Purchase Agreement and to consummate the transactions contemplated thereby. The
Purchase Agreement and the consummation by the Company and the Guarantor of the transactions contemplated thereby have been duly and validly authorized by the
Company and the Guarantor. The Purchase Agreement has been duly executed and delivered by the Company and the Guarantor.

         9. Based solely on our review of the stock ledger of the Company, all of the outstanding shares of Common Stock of the Company are owned by the
Guarantor directly, and to our knowledge are held free and clear of any security interest, mortgage, pledge, lien or encumbrance, other than pursuant to the
Credit Agreement, dated as of June 28, 2004, as amended, by and among the
Guarantor, the Company, the lenders from time to time party thereto (each a
"Lender" and collectively, the "Lenders"), Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and Banc of
America Securities LLC, as Sole Lead Arranger and Sole Book Manager, and, to our
knowledge, the outstanding shares of Common Stock of the Company are not subject to any pending or threatened claim.

         10. The statements under the captions "Description of Other
Indebtedness," "Description of Notes," "Notice to Investors," "Certain
Relationships and Related Transactions," the statements in the third paragraph of the "Litigation" subsection under the caption "Business" and statements in the third paragraph of the "We may be subject to litigation, including product liability claims, that could have an adverse effect on our business" subsection under the caption "Risk Factors" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings, and the statements made in the Offering Memorandum under the heading "Certain United States Federal Income and Estate Tax
Considerations," insofar as such statements summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S.
federal income tax consequences of an investment in the Notes.

         11. To our knowledge, except as described in the Offering Memorandum, no legal or governmental proceedings are pending or threatened that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes under the Purchase Agreement or the consummation of the other transactions described in the Offering Memorandum under the caption
"Use of Proceeds".

         12. The execution and delivery of and performance by the Company and the Guarantor under the Purchase Agreement, the Indenture and the Registration
Rights Agreement (including, without limitation, the issuance and sale of the
Notes and the Guarantee to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) after giving effect to the application of the proceeds from the issuance and sale of the Notes as described in the Offering Memorandum and the consummation of the Amendment, the

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

terms or provisions of any agreement listed on Schedule B annexed hereto, (ii)
the certificate of incorporation or bylaws of the Company or the Guarantor or
(iii) assuming compliance with all applicable state securities or "Blue Sky"
laws and assuming the accuracy of the representations and warranties of the
Initial Purchasers in Section 2 of the Purchase Agreement, any statute, judgment, decree, order, rule or regulation known to and believed by us to be normally applicable to transactions of the type contemplated by the Transaction
Documents.

         13. No consent, approval, authorization or order of any governmental authority is required for the consummation by the Company of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement,
except (i) such as may be required under Blue Sky or state securities laws, as to which we express no opinion, (ii) the order of the Commission declaring the
Exchange Offer Registration Statement (as defined in the Registration Rights
Agreement) or the Shelf Registration Statement (as defined in the Registration
Rights Agreement) effective and (iii) those which have previously been obtained.

         14. After giving effect to the sale of the Notes and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Proceeds"), neither the Company nor the Guarantor is an
"investment company" as such term is defined in the Investment Company Act of
1940, as amended.

         15. No registration under the Securities Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement and the Offering Memorandum or in
connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement, and, prior to the commencement of the Registered Exchange Offer (as defined in the Registration
Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities
Act or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial
Purchasers' representations in Section 2 of the Purchase Agreement and those of the Company and Guarantor contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 2 of the Purchase Agreement.

         The opinions set forth above are subject to the following
qualifications:

         A. The opinions expressed in paragraphs (4) through (8) above as to the validity and enforceability against the Company and the Guarantor of the Transaction Documents referred to therein are subject to:

            (i)    the effect of bankruptcy, insolvency, receivership,
                   fraudulent transfer or conveyance, reorganization,
                   moratorium, arrangement or

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

                   other similar laws affecting enforcement of creditors' rights generally;

            (ii)   the application of general principles of equity, whether
                   considered in a case or proceeding at law or in equity,
                   including, without limitation, concepts of materiality,
                   reasonableness, good faith and fair dealing and the
                   discretion of the court before which any proceeding therefor may be brought;

            (iii)  the qualification that indemnification and contribution provisions in the Transaction Documents may be unenforceable to the extent that such indemnification or contribution
                   relates to claims made under any federal or state securities laws or is otherwise limited by public policy; and

            (iv)   the qualification that certain provisions of the Transaction
                   Documents may be unenforceable in whole or in part, but in our opinion the inclusion of such provisions does not make the remedies afforded by the Transaction Documents inadequate for the practical realization of the principal benefits
                   intended to be provided by the Transaction Documents.

         B. We express no opinion as to the legality, validity, binding effect or enforceability (whether according to its terms or otherwise) of:

            (i)    any provision of any Transaction Document to the effect that rights or remedies are not exclusive, that every right or
                   remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more other
                   remedies or that a failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

            (ii)   any waiver or consent relating to the rights of the Company or the Guarantor under any Transaction Document or applicable law or the duties owing to the Company or the Guarantor
                   existing as a matter of law, in each case to the extent such waivers or consents are found by a court to be against public policy or are ineffective pursuant to applicable law;

            (iii)  any waiver or consent contained in any Transaction Document relating to unknown future rights;

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

            (iv)   choice of governing law to the extent that such validity,
                   binding effect or enforceability is to be determined by any court other than a court of the State of New York;

            (v)    waiver of any rights to trial by jury;

            (vi)   the availability of equitable remedies;

            (vii)  any provision of any Transaction Document requiring written amendments or waivers of such documents insofar as it
                   suggests that oral or other modifications, amendments or
                   waivers could not effectively be agreed upon by the parties or that the doctrine of promissory estoppel might not apply;

            (viii) any provision in any Transaction Document as to forum selection or as to the submission to jurisdiction (including, without limitation, any waiver of any objection that a court is an inconvenient forum);

            (ix)   any provision in any Transaction Document insofar as such
                   provision requires the Company or the Guarantor to make any payment without setoff, counterclaim or other defense or
                   authorizes any other party to set off and apply any deposits at any time held, and any indebtedness at any time owing, by such other party, to or for the account of the Company or the
                   Guarantor in a manner not otherwise permitted under New York law; and

            (x)    any provision in any Transaction Document relating to the
                   enforceability of liquidated damages provisions.

         C. We express no opinion as to whether any court other than a court of the State of New York or a federal court sitting in the State of New
            York and applying New York law would give effect to the choice of
            New York law to govern any Transaction Document.

         D. We express no opinion as to the effect on the opinions set forth herein of (i) the compliance or non-compliance by any Person with any United States federal, state or other laws or regulations applicable to it, other than the Company and the Guarantor, but only to the extent specifically contemplated by any such opinion, (ii)
            the legal or regulatory status or the nature of the business of any such Person, other than the Company and the Guarantor, but only to the extent specifically contemplated by any such opinion, or (iii)
            the effect of the laws of any jurisdiction other than New York that limit the interest, fees or other charges that maybe imposed under any Transaction Document.

Bank of America Securities LLC
Credit Suisse First Boston LLC
January 14, 2005

         In addition, we have acted as special counsel to the Company and the
Guarantor in connection with the preparation of the Offering Memorandum, and, although we do not pass upon and do not assume responsibility for the accuracy, completeness or fairness of the statements in the Offering Memorandum, except to the limited extent set forth in paragraph 9 above, based upon the foregoing, and without any independent check or verification on our part, no facts have come to our attention that have caused us to believe that the Offering Memorandum
(except for the financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), as of the date of the Offering Memorandum and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinions and the statement set forth above are being furnished only to you solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. Except as expressly set forth herein, such opinions and statement may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, corporation or other legal entity for any purpose, without our prior written consent. We have no obligation to modify, amend or update the opinions or statement set forth herein for any reason.

                                                     Very truly yours,

                                   SCHEDULE A
                                   ----------

                                                              DATE OF GOOD
                                                              ------------
                                                              STANDING OR
                                                              -----------
                                 STATE OF FOREIGN             CERTIFICATE OF
                                 ----------------             --------------
ENTITY                           QUALIFICATION                EXISTENCE
------                           --------------               ---------

Ames True Temper, Inc.           California                   January 13, 2005
                                 Illinois                     January 13, 2005
                                 Indiana                      January 13, 2005
                                 Kentucky                     January 13, 2005
                                 Maine                        January 13, 2005
                                 Missouri                     January 13, 2005
                                 Nebraska                     January 13, 2005
                                 Nevada                       January 13, 2005
                                 New York                     January 13, 2005
                                 Ohio                         January 13, 2005
                                 Pennsylvania                 January 13, 2005
                                 Tennessee                    January 13, 2005
                                 Vermont                      January 13, 2005
                                 Washington                   January 13, 2005
                                 West Virginia                January 13, 2005

                                   SCHEDULE B

1) The Stock Purchase Agreement, dated as of June 1, 2004 by and among ATT
Holding Co., the shareholders of ATT Holding Co., the warrantholders of ATT
Holding Co., Wind Point Investors V, L.P., CHATT Holdings LLC and CHATT Holdings
Inc.

2) The Credit Agreement (the "Credit Agreement"), dated as of June 28, 2004, as amended, by and among ATT Holding Co., Ames True Temper, Inc., the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"),
Bank of America, N.A., in its capacity as Administrative Agent, Swing Line
Lender and L/C Issuer, and Banc of America Securities LLC, as Sole Lead Arranger
and Sole Book Manager

3) Employee Subscription Agreement (as amended, modified or supplemented from time to time) is dated as of June 28, 2004, by and between CHATT Holdings LLC, and certain management holders (the "Employee")

4) Sino-American Chengde Greenlife Home Products Co., Ltd. Contract, including
Supplemental Agreement, dated July 25, 2003

5) Joint Venture Agreement of Fujian Greenlife Tools of Garden Co. Ltd.,
including Supplemental Agreement, dated September 16, 2003

6) Sino-American Greenlife Tools Co., Ltd. Dalian Contract, including
Supplemental Agreement, dated July 24, 2003

7) Management Agreement, dated as of June 28, 2004, by and among Castle Harlan,
Inc., ATT Holding Co., the Company and CHATT Holdings LLC

8) Purchase Agreement, dated as of June 28, 2004 by and among the Ames True
Temper, Inc., ATT Holding Co. and the Initial Purchasers party thereto.

9) Indenture, dated as of June 28, 2004 by and among the Ames True Temper, Inc.,
ATT Holding Co. and The Bank of New York.

10) Registration Rights Agreement, dated as of June 28, 2004, by and among the
Ames True Temper, Inc., ATT Holding Co. and the Initial Purchasers party thereto.

11) Security Agreement, dated as of June 28, 2004, made by Ames True Temper,
Inc., ATT Holding Co. and Ames True Temper Properties, Inc. to Bank of America,
N.A., as Collateral Agent.

12) Intellectual Property Security Agreement, dated June 28, 2004, made by Ames
True Temper, Inc., ATT Holding Co. and Ames True Temper Properties, Inc. in
favor of Bank of America, N.A., as Collateral Agent.

13) Subsidiary Guaranty, dated as of June 28, 2004, made by Ames True Temper
Properties, Inc. in favor of the Secured Parties referred to in the Credit
Agreement.

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                        AMES TRUE TEMPER, INC., AS ISSUER
                         ATT HOLDINGS CO., AS GUARANTOR

                                       and

                         BANC OF AMERICA SECURITIES LLC
                         CREDIT SUISSE FIRST BOSTON LLC

                          Dated as of January 14, 2005

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of January 14, 2005, by and among Ames True Temper, Inc., a
Delaware corporation (the "Company"), ATT Holding Co., a Delaware corporation
(the "Guarantor"), and Banc of America Securities LLC and Credit Suisse First
Boston LLC (each an "Initial Purchaser" and, collectively, the "Initial
Purchasers"), each of whom has agreed to purchase the Company's Senior Floating
Rate Notes due 2012 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated as of
January 11, 2005 (the "Purchase Agreement"), by and among the Company, the
Guarantor and the Initial Purchasers (i) for your benefit and for the benefit of each other Initial Purchaser and (ii) for the benefit of the holders from time to time of the Initial Notes (including you and each other Initial Purchaser).
In order to induce the Initial Purchasers to purchase the Initial Notes, the
Company has agreed to provide the registration rights set forth in this
Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase
Agreement.

         The parties hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

         Additional Interest Payment Date: Means each Interest Payment Date.

         Blackout Period: As defined in Section 4(c) hereof.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act.

         Business Day: Any day except a Saturday, Sunday or other day in the
City of New York that banks are authorized to close.

         Closing Date: The date of this Agreement.

         Commission: The Securities and Exchange Commission.

         Consummate: A Registered Exchange Offer shall be deemed "Consummated"
for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration
Statement relating to the Exchange Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the
Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were properly tendered by Holders thereof pursuant to the Exchange Offer.

         Effectiveness Target Date: As defined in Section 5.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Notes: The Senior Floating Rate Notes due 2012, of the same series under the Indenture as the Initial Notes and the guarantees thereon, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

         Exchange Offer: The registration by the Company under the Securities
Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all eligible outstanding Transfer Restricted
Securities the opportunity to exchange all such outstanding Transfer Restricted
Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted
Securities tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement
relating to the Exchange Offer, including the related Prospectus.

         Holders: As defined in Section 2(b) hereof.

         Indemnified Holder: As defined in Section 8(a) hereof.

         Indenture: The Indenture, dated as of January 14, 2005, among the
Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes and the guarantees thereon are to be issued, as such
Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Initial Purchaser: As defined in the preamble hereto.

         Initial Notes: The Senior Floating Rate Notes due 2012, of the same series under the Indenture as the Exchange Notes and the guarantees thereon, for so long as such securities constitute Transfer Restricted Securities.

         Initial Placement: The issuance and sale by the Company of the Initial
Notes to the Initial Purchasers pursuant to the Purchase Agreement.

         Interest Payment Date: As defined in the Indenture and the Notes.

         NASD: National Association of Securities Dealers, Inc.

         Notes: The Initial Notes and the Exchange Notes.

         Person: An individual, partnership, corporation, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                                       2

         Record Holder: With respect to any Additional Interest Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Additional Interest
Payment Date shall occur.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Securities Act: The Securities Act of 1933, as amended.

         Shelf Filing Deadline: As defined in Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         Transfer Restricted Securities: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange
Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b)
the date on which such Initial Note has been effectively registered under the
Securities Act and disposed of in accordance with a Shelf Registration
Statement, (c) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration
Statement (including delivery of the Prospectus contained therein), (d) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) or (e) such Initial Note ceases to be outstanding.

         Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa 77bbbb) as in effect on the date of the Indenture.

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         SECTION 2. Securities Subject to this Agreement.

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such
Person owns Transfer Restricted Securities.

                                       3

         SECTION 3. Registered Exchange Offer.

         (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantor shall (i) cause the
Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the
Closing Date, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than
180 days after the Closing Date, (iii) in connection with the foregoing, file
(A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B)
if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange
Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The
Exchange Offer shall be on the appropriate form permitting registration of the
Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section
3(c) below.

         (b) The Company and the Guarantor shall cause the Exchange Offer
Registration Statement to be effective continuously and shall keep the Exchange
Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer;
provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantor shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the guarantees thereon shall be included in the Exchange Offer Registration
Statement. The Company and the Guarantor shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after the Exchange Offer Registration
Statement has become effective.

         (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration
Statement that any Broker-Dealer who holds Initial Notes that are Transfer
Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer
Restricted Securities acquired directly from the Company), may exchange such
Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such
Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution"
section shall also contain all other information with respect to such resales by
Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall

                                       4

not name any such Broker-Dealer or disclose the amount of Notes held by any such
Broker-Dealer except to the extent required by the Commission.

         The Company and the Guarantor shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer
Registration Statement is declared effective and (ii) the date on which a
Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such
90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

         SECTION 4. Shelf Registration.

         (a) Shelf Registration. If (i) the Company and the Guarantor are not
required to file an Exchange Offer Registration Statement or to consummate the
Exchange Offer because the Exchange Offer is not permitted by applicable law or
Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the Exchange Offer Registration Statement has become effective, or (iii) with respect to any Holder of Transfer Restricted
Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the
Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer
Registration Statement is not appropriate or available for such resales by such
Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its affiliates, then, upon such Holder's request, the Company and the Guarantor shall

                  (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the
         Exchange Offer Registration Statement (in either event, the "Shelf
         Registration Statement") as soon as practicable but in any event on or prior to 90 days after the filing obligation arises (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
         Section 4(b) hereof; and

                  (y) use their reasonable best efforts to cause such Shelf
         Registration Statement to be declared effective by the Commission on or before the 180th day after such filing obligation arises.

                                       5

         The Company and the Guarantor shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended, except during any Blackout Period permitted by Section 4(c) hereof, as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of
Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the
Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period until the earlier of (i) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) with respect to the Transfer Restricted Securities, (ii)
such shorter period that will terminate when all the Notes covered by such Shelf
Registration Statement have been sold pursuant to such Shelf Registration
Statement, (iii) the date when all Transfer Restricted Securities are disposed of pursuant to Rule 144 under the Securities Act or (iv) when there ceases to be outstanding any Transfer Restricted Securities.

         (b) Provision by Holders of Certain Information in Connection with the
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any
Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to Additional Interest pursuant to Section
5 hereof unless and until such Holder shall have provided all such information.
Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (c) Blackout Period. Notwithstanding anything to the contrary in this
Agreement, the Company, upon notice to the Holders of Transfer Restricted
Securities, as provided in the last paragraph of Section 6 hereof, may suspend the use of the Prospectus included in any Shelf Registration Statement upon the happening of an event contemplated by Section 6(c)(iii)(D) hereof for a period of time ("Blackout Period") not to exceed an aggregate of 90 days in any twelve month period; provided, that, upon the termination of such Blackout Period, the
Company shall notify the Holders of Transfer Restricted Securities that such
Blackout Period has been terminated.

         SECTION 5. Additional Interest. If (i) any of the Registration
Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such
Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the
"Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the effectiveness of the Exchange Offer
Registration Statement or (iv) any Registration Statement required by this
Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the
Company hereby agrees, regardless of any Blackout Period then in effect pursuant to Section 4(c) hereof, that the interest rate borne by the

                                       6

Transfer Restricted Securities shall be increased by 0.25% per annum during the
90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum; such additional interest to be paid pursuant to a Registration Default as set forth in this Section 5 is herein referred to as "Additional Interest."
Notwithstanding the foregoing, no Additional Interest will accrue with respect to Notes that are not Transfer Restricted Securities. Following the cure of all
Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted
Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

         All Additional Interest accrued pursuant to this Section 5 shall be paid to the Record Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Additional Interest Payment Date.
All obligations of the Company and the Guarantor set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

         SECTION 6. Registration Procedures.

         (a) Exchange Offer Registration Statement. In connection with the
Exchange Offer, the Company and the Guarantor shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                  (i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer
         Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the
         Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the
         effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the
         Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange
         Offer. Each Holder hereby acknowledges and agrees that any
         Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the
         Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and
         Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated
         July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with

                                       7

         a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange
         Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.

         (b) Shelf Registration Statement. In connection with the Shelf
Registration Statement, the Company and the Guarantor shall comply with all the provisions of Section 6(c) below and, except during any Blackout Period permitted by Section 4(c) hereof, shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted
Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as soon as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of
Transfer Restricted Securities (including, without limitation, any Registration
Statement and the related Prospectus required to permit resales of Notes by
Broker-Dealers), the Company and the Guarantor shall:

                  (i) use their reasonable best efforts to keep such
         Registration Statement continuously effective, other than during a
         Blackout Period permitted pursuant to Section 4(c) hereof, and provide all requisite financial statements (including, if required by the
         Securities Act or any regulation thereunder, financial statements of the Company, the Guarantor or any other guarantor of the Notes) for the period specified in Section 3 or 4 of this Agreement, as applicable;
         upon the occurrence of any event that would cause any such Registration
         Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantor shall, other than during a Blackout Period permitted pursuant to Section 4(c) hereof, file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such
         Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) other than during a Blackout Period permitted pursuant to
         Section 4(c) hereof: prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer
         Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required
         Prospectus supplement, and as so supplemented to be filed pursuant to
         Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all

                                       8

         securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration
         Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any
         Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C)
         of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration
         Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantor shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission (provided that each selling Holder, underwriter or Initial Purchaser agrees to keep confidential any information obtained pursuant to this paragraph until such information is disclosed in a filing with the Commission or otherwise is publicly disclosed), copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration
         Statement), which documents will be subject to the review of such
         Holders and underwriter(s) in connection with such sale, if any, for a period of at least three business days, and neither the Company nor the
         Guarantor will file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or
         Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of any such Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment,
         Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                                       9

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus
         (provided that each selling Holder, underwriter or Initial Purchaser agrees to keep confidential any information obtained pursuant to this paragraph until such information is disclosed in a filing with the
         Commission or otherwise is publicly disclosed), provide copies of such document to the Initial Purchasers, each selling Holder named in any
         Registration Statement, and to the underwriter(s), if any, make the
         Company's representatives available and representatives of the
         Guarantor for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the
         Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all relevant (in the reasonable judgment of the
         Company) financial and other records, pertinent corporate documents and properties of the Company and the Guarantor and cause the Company's and the Guarantor's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness
         (provided that each such Initial Purchaser, managing underwriter, attorney or accountant agrees to keep confidential any information obtained pursuant to this paragraph until such information is disclosed in a filing with the Commission or is otherwise publicly disclosed);

                  (vii) if requested by any selling Holders or the
         underwriter(s), if any, promptly incorporate in any Registration
         Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the
         "Plan of Distribution" of the Transfer Restricted Securities,
         information with respect to the principal amount of Transfer Restricted
         Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer
         Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Securities covered by the
         Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

                  (ix) furnish to each selling Holder and each of the
         underwriter(s), if any, without charge, at least one copy of the
         Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                                       10

                  (x) deliver to each selling Holder and each of the
         underwriter(s), if any, without charge, as many copies of the
         Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantor hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) enter into such agreements (including an underwriting agreement; but only in the case of a Shelf Registration Statement contemplated by this Agreement), and make such customary
         representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration
         Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of
         Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and in the event an underwriting agreement is entered into in connection with a sale of Transfer
         Restricted Securities pursuant to a Shelf Registration Statement, the
         Company and the Guarantor shall, unless otherwise provided for in any underwriting agreement relating to any Shelf Registration Statement:

                           (A) furnish to each Initial Purchaser, each selling
                  Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by
                  issuers to underwriters in primary underwritten offerings, dated as provided for in the underwriting agreement related to such sale:

                                    (1) a certificate, signed by (y) the
                           President or any Vice President and (z) a principal
                           financial or accounting officer of the Company,
                           confirming, as of the date thereof, the matters set
                           forth in paragraphs (i), (ii) and (iii) of Section 5
                           (e) of the Purchase Agreement and such other matters
                           as such parties may reasonably request;

                                    (2) an opinion of counsel for the Company
                           and the Guarantor, covering the matters set forth in
                           paragraph (c) of Section 5 of the Purchase Agreement
                           and such other matter as such parties may reasonably
                           request, and in any event including a statement to
                           the effect that such counsel has participated in
                           conferences with officers and other representatives
                           of the Company and the Guarantor, representatives of
                           the independent public accountants for the Company
                           and the Guarantor, the Initial Purchasers'
                           representatives and the Initial Purchasers' counsel
                           in connection with the preparation of such
                           Registration Statement and the related Prospectus and
                           have considered the matters required to be stated
                           therein and the statements contained therein,
                           although such counsel has not independently verified
                           the accuracy, completeness or fairness of such
                           statements; and that such counsel advises that, on
                           the basis of the foregoing (relying as to materiality
                           to a large extent upon facts provided to such counsel
                           by officers and other representatives of the Company
                           and the Guarantor and

                                       11

                           without independent check or verification), no facts
                           came to such counsel's attention that caused such
                           counsel to believe that the applicable Registration
                           Statement, at the time such Registration Statement or
                           any post-effective amendment thereto became
                           effective, and as of the date thereof, contained an
                           untrue statement of a material fact or omitted to
                           state a material fact required to be stated therein
                           or necessary to make the statements therein not
                           misleading, or that the Prospectus contained in such
                           Registration Statement as of its date and as of the
                           date of thereof, contained an untrue statement of a
                           material fact or omitted to state a material fact
                           necessary in order to make the statements therein, in
                           light of the circumstances under which they were
                           made, not misleading. Without limiting the foregoing,
                           such counsel may state further that such counsel
                           assumes no responsibility for, and has not
                           independently verified, the accuracy, completeness or
                           fairness of the financial statements, notes and
                           schedules and other financial data included in any
                           Registration Statement contemplated by this Agreement
                           or the related Prospectus; and

                                    (3) a customary comfort letter from the
                           Guarantor's or the Company's, as applicable,
                           independent accountants, in the customary form and
                           covering matters of the type customarily covered in
                           comfort letters by underwriters in connection with
                           primary underwritten offerings, and affirming the
                           matters set forth in the comfort letters delivered
                           pursuant to Section 5(a) of the Purchase Agreement,
                           without exception;

                           (B) set forth in full or incorporate by reference in
                  the underwriting agreement, if any, the indemnification
                  provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence
                  compliance with clause (A) above and with any customary
                  conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor
                  pursuant to this clause (xi), if any.

                  (xii) prior to any public offering of Transfer Restricted
         Securities, cooperate with, and cause the Guarantor to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the
         Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted
         Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

                                       12

                  (xiii) shall issue, upon the request of any Holder of Initial
         Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial
         Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) cooperate with, and cause the Guarantor to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing
         Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                  (xv) use its reasonable best efforts to cause the Transfer
         Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such
         Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) if any fact or event contemplated by clause (c)(iii)(D)
         above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related
         Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (xvii) provide a CUSIP number for all Transfer Restricted
         Securities not later than the effective date of the Registration
         Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

                  (xviii) in connection with a sale of Transfer Restricted
         Securities pursuant to a Shelf Registration Statement and an underwriting agreement, cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders,

                                       13

         as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the
         Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xx) cause the Indenture to be qualified under the Trust
         Indenture Act not later than the effective date of the first
         Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Notes to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the
         Trust Indenture Act; and to execute, and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                  (xxi) cause all Transfer Restricted Securities covered by the
         Registration Statement to be listed on each securities exchange on which the same series of securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any; and

                  (xxii) provide promptly to each Holder upon request each
         document filed with the Commission pursuant to the requirements of
         Section 13 and Section 15 of the Exchange Act.

         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Sections 6(c)(iii)(C) or (D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi)
hereof, the lifting of any stop order by the Commission, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional, supplemental or amended filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense)
all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration
Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 6(c)(iii)(C) or (D) hereof to and including the date when each selling Holder covered by such Registration
Statement shall have received the copies of the supplemented or amended
Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the
Advice; however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company's option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a
Registration Default for purposes of Section 5.

                                       14

         SECTION 7. Registration Expenses.

         (a) All expenses incident to the Company's or the Guarantor's performance of or compliance with this Agreement will be borne by the Company or the Guarantor, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses
(including filings made by any Initial Purchaser or selling Holder or underwriter with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii)
all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantor and, subject to Section 7(b) below, the Holders of
Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof, to the extent required hereunder; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the
Company.

         (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the
Holders of Transfer Restricted Securities being resold in an underwritten offering pursuant to the "Plan of Distribution" contained in any such Shelf
Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer
Restricted Securities for whose benefit such Registration Statement is being prepared.

         SECTION 8. Indemnification.

         (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i),
(ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of one firm of attorneys
(in addition to one firm of local counsel in each applicable jurisdiction) to all the Indemnified Holders), joint or several, directly or

                                       15

indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, the Company and the Guarantor shall not be liable (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; (ii) with respect to a preliminary prospectus (or Prospectus before amendment or supplement) to the extent that any such loss, claim, damage or liability of such Indemnified Holder results from the fact that such Indemnified Holder sold Transfer Restricted
Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or the Prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with copies of such amendment or supplement thereto sufficient to allow for a timely distribution prior to the confirmation of the sale by such Indemnified Holder), in any case where such delivery is required by applicable law and the loss, claim, damage or liability of such Indemnified Holder from an untrue statement or omission of a material fact contained in the preliminary prospectus (or prospectus before any such amendment or supplement) which was corrected in the Prospectus (or in the
Prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with copies of such amendment or supplement thereto sufficient to allow for a timely distribution prior to the confirmation of the sale by such Indemnified Holder); and (iii) for any such loss, claim, damage or liability with respect to a Prospectus, prospectus supplement or Registration
Statement in the event that such Indemnified Holder has received a notice pursuant to Sections 6(c)(iii)(C) or (D). This indemnity agreement shall be in addition to any liability, which the Company or the Guarantor may otherwise have.

         In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the
Guarantor in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantor of their respective obligations pursuant to this Agreement), and the Company and the Guarantor, upon the request of the
Indemnified Holder, shall retain one counsel reasonably satisfactory to the
Indemnified Holder to represent the Indemnified Holder and any others the
Company and the Guarantor may reasonably designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding. In any proceeding, any Indemnified Holder shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Company and the Guarantor and the Indemnified Holder have mutually agreed in writing to the contrary; (ii)
the Company and the Guarantor have failed to retain counsel reasonably satisfactory to the Indemnified Holder; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Company or the
Guarantor and the Indemnified Holder and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the
Guarantor. It is understood that the Company and the

                                       16

Guarantor shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to one firm of local counsel in any applicable jurisdiction) for all Indemnified Holders, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The
Company and the Guarantor shall be liable for any settlement of any such action or proceeding effected with the Company's and Guarantor's prior written consent, which consent shall not be withheld unreasonably, and the Company and the
Guarantor agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantor. The Company shall not, without the prior written consent of each
Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor and their respective directors and officers who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the Guarantor, and their respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the
Company and the Guarantor to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration
Statement. In case any action or proceeding shall be brought against the
Company, the Guarantor, their controlling persons or any of their respective officers, directors, partners, employees, representatives and agents in respect of which indemnity may be sought against a Holder of Transfer Restricted
Securities, such Holder shall have the rights and duties given the Company and the Guarantor and the Company, the Guarantor and their respective directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

         (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof
(other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuer shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering
Memorandum), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such
Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantor on the one hand, and of the Indemnified or Selling Holder, on the

                                       17

other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the
Guarantor on the one hand and of the Indemnified or Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the
Guarantor or by the Indemnified or Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantor and each Holder of Transfer Restricted
Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Initial Purchasers (and its related
Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such
Initial Purchaser with respect to the Initial Notes exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders'
obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

         SECTION 9. Rule 144A. The Company and the Guarantor each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer
Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule
144A.

         SECTION 10. Participation In Underwritten Registrations. No Holder may
participate in any Underwritten Registration hereunder unless such Holder (a)
agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                                       18

         SECTION 11. Selection Of Underwriters. The Holders of Transfer
Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.
In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer
Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

         SECTION 12. Miscellaneous.

         (a) Remedies. The Company and the Guarantor each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company and the Guarantor will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the
Company not the Guarantor has entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of
Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered or sold (as applicable)
pursuant to the Exchange Offer, Registration Statement or Shelf Registration
Statement and that does not affect directly or indirectly the rights of other
Holders whose securities are not being tendered or sold (as applicable) pursuant to such Exchange Offer, Registration Statement or Shelf Registration Statement
may be given by the Holders of a majority of the outstanding principal amount of
Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any
Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective with respect to such
Initial Purchaser.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail
(registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                                       19

                  (ii) if to the Initial Purchasers:

                           Banc of America Securities LLC
                           9 West 57th Street
                           New York, NY 10019
                           Facsimile:  (212) 847-6441
                           Attention:  High Yield Capital Markets

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Facsimile:  (212) 848-7179
                           Attention:  Marwan Elaraby

                  (iii) If to the Company or the Guarantor:

                           Ames True Temper, Inc.
                           465 Railroad Avenue
                           Camp Hill, Pennsylvania 17011
                           Facsimile:  (717) 730-2538
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Facsimile:  (212) 593-5955
                           Attention:  Michael R. Littenberg

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired
Transfer Restricted Securities from such Holder.

                                       20

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       21

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             Ames True Temper, Inc.

                                             By:
                                                 -------------------------------
                                                 Name:  Judy Schuchart
                                                 Title: Chief Financial Officer

                                             ATT Holding Co.

                                             By:
                                                 -------------------------------
                                                 Name:  Judy Schuchart
                                                 Title: Chief Financial Officer

         The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC

By:  Banc of America Securities LLC

By:
   ---------------------------------
   Name:  John McCusker
   Title: Managing Director

                                                                         ANNEX I

         Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser
understands that:

         Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone"
advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by
Regulation S.

         Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S.
         Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule
         144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in
         Regulation S."

         Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the
40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S.
persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                                    Annex I-1